UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2013

McMoRan Exploration Co.

(Exact name of registrant as specified in its charter)

Delaware	001-07791	72-1424200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This current report on Form 8-K is being filed in connection with the completion on June 3, 2013 of the transactions contemplated by the Agreement and Plan of Merger, dated as of December 5, 2012 (the “Merger Agreement”) by and among McMoRan Exploration Co., a Delaware corporation (“MMR”), Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (“FCX”), and INAVN Corp., a Delaware corporation and wholly owned subsidiary of FCX (“Merger Sub”). Pursuant to the Merger Agreement, on June 3, 2013 Merger Sub merged with and into MMR, with MMR surviving the merger as a wholly owned subsidiary of FCX (the “Merger”). The events described in this Current Report on Form 8-K occurred in connection with the consummation of the Merger.

Item 1.01 Entry into a Material Definitive Agreement.

Supplemental Indentures

11.875% Supplemental Indenture

In connection with the closing of the Merger, MMR, FCX and The Bank of New York Mellon, a New York banking corporation (the “11.875% Trustee”) entered into a Second Supplemental Indenture dated as of June 3, 2013 (the “11.875% Supplemental Indenture”) to the Indenture dated as of November 14, 2007 (as amended and supplemented to date, the “11.875% Indenture”), among MMR, the subsidiary guarantors party thereto (the “Subsidiary Guarantors”) and the 11.875% Trustee, relating to MMR’s outstanding 11.875% Senior Notes due 2014 (the “11.875% Notes”).

Pursuant to the 11.875% Supplemental Indenture, FCX agreed to fully and unconditionally guarantee all payment obligations of MMR with respect to the 11.875% Notes and to assume MMR’s reporting obligations under the 11.875% Indenture.

In connection with the closing of the Merger, on June 3, 2013, MMR terminated the Senior Secured Credit Agreement as discussed in more detail under Item 1.02. As a result of such termination, each Subsidiary Guarantor was automatically released and relieved of any obligations under its respective subsidiary guarantee thereunder and the 11.875% Indenture.

The foregoing description of the 11.875% Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the 11.875% Supplemental Indenture, which is included as Exhibit 4.1 hereto.

4% Supplemental Indenture

In connection with the closing of the Merger, MMR and U.S. Bank National Association, a national banking association (the “4% Trustee”) entered into a First Supplemental Indenture dated as of June 3, 2013 (the “4% Supplemental Indenture”) to the Indenture dated as of December 30, 2010 (as amended and supplemented to date, the “4% Indenture”), between MMR and the 4% Trustee, relating to MMR’s outstanding 4% Convertible Senior Notes due 2017 (the “4% Notes”).

Pursuant to the 4% Supplemental Indenture, the 4% Notes will be convertible into the Merger Consideration which the holders of the 4% Notes would have been entitled to receive upon the closing of Merger had such 4% Notes been converted into shares of MMR’s common stock immediately prior to the closing of the Merger.

The foregoing description of the 4% Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the 4% Supplemental Indenture, which is included as Exhibit 4.2 hereto.

5 1/4% Supplemental Indenture

In connection with the closing of the Merger, MMR and The Bank of New York Mellon Trust Company, N.A., a national banking association (the “5 1/4% Trustee”) entered into a First Supplemental Indenture dated as of June 3, 2013 (the “5 1/4% Supplemental Indenture”) to the Indenture dated as of September 13, 2012 (as amended and supplemented to date, the “5 1/4% Indenture”), between MMR and the 5 1/4% Trustee, relating to MMR’s outstanding 5 1/4% Convertible Senior Notes due 2013 (the “5 1/4% Notes”).

Pursuant to the 5 1/4% Supplemental Indenture, the 5 1/4% Notes will be convertible into the Merger Consideration which the holders of the 5 1/4% Notes would have been entitled to receive upon the closing of Merger had such 5 1/4% Notes been converted into shares of MMR’s common stock immediately prior to the closing of the Merger.

The foregoing description of the 5 1/4% Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the 5 1/4% Supplemental Indenture, which is included as Exhibit 4.3 hereto.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Credit Agreement

On June 3, 2013, in connection with the closing of the Merger, MMR terminated its Amended and Restated Credit Agreement, dated as of June 30, 2011, among MMR, as parent, McMoRan Oil & Gas LLC, as borrower, JPMorgan Chase Bank, N.A., as administrative agent and issuing lender, and the other lenders party thereto from time to time (as amended, modified, and supplemented to date, the “Senior Secured Credit Agreement”) following the repayment of all amounts outstanding thereunder.

Upon such repayment and termination, all subsidiary guarantors and collateral under the Senior Secured Credit Agreement were released.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Completion of the Merger

On June 3, 2013 (the “Effective Date”), pursuant to the terms and conditions of the Merger Agreement, Merger Sub merged with and into MMR, with MMR surviving the Merger as a wholly owned subsidiary of FCX.

At the effective time of the Merger (the “Effective Time”), each outstanding share of MMR common stock (other than shares owned by FCX and its subsidiaries and shares held by stockholders who properly exercised dissenters’ rights) was converted into the right to receive $14.75 in cash, without interest, and 1.15 royalty trust units representing beneficial interests in the Gulf Coast Ultra Deep Royalty Trust (the “Merger Consideration”). Holders of royalty trust units will be entitled to share in a 5% gross overriding royalty interest in future production from twenty specified ultra-deep exploration prospects. Cash will be paid in lieu of any fractional royalty trust units.

The description of the terms of the Merger Agreement contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 to MMR’s Current Report on Form 8-K filed with the SEC on December 7, 2012.

Certain Relationships

FM Services. MMR is party to a services agreement with FM Services Company, a wholly owned subsidiary of FCX, under which FM Services Company provides MMR with executive, technical,

administrative, accounting, financial, tax and other services pursuant to a fixed fee arrangement. FM Services Company also provides these services to FCX. In 2012, MMR incurred approximately $7.7 million of costs under the services agreement.

Overlapping Directors and Officers. Prior to the Merger, several of FCX’s directors and officers also served as directors or executive officers of MMR. James R. Moffett, Richard C. Adkerson, B.M. Rankin, Jr., Robert A. Day, Gerald J. Ford and H. Devon Graham, Jr., each of whom served as a director of MMR, serve as directors of FCX. Messrs. Moffett and Adkerson and Kathleen L. Quirk, each of whom served as an executive officer of MMR, serve as executive officers of FCX. In addition, Nancy D. Parmelee, previously an executive officer of MMR, serves as an officer of FCX. As of April 26, 2013, the overlapping board members and executive officers beneficially owned 9,070,442 shares of MMR common stock or about 5.6% of the outstanding shares of MMR common stock.

2010 FCX Transaction. On December 30, 2010, MMR issued 500,000 shares of its 5.75% Convertible Perpetual Preferred Stock, Series 2 (“5.75% Preferred Stock, Series 2”), liquidation preference $1,000 per share, to Freeport-McMoRan Preferred LLC (“FCX Preferred”), a wholly owned subsidiary of FCX.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

11.875% Notes

The Merger constituted a “change of control” under the 11.875% Indenture. As a result, each holder of outstanding 11.875% Notes may require MMR to repurchase such notes for cash at 101% of the principal amount, plus accrued and unpaid interest. Pursuant to the 11.875% Indenture, MMR intends to mail a notice to each holder of an 11.875% Note within 30 days of the Merger that will include an offer by MMR to repurchase the 11.875% Notes.

MMR Convertible Securities

The information set forth in Item 3.03 under the heading “MMR Convertible Securities” is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

Merger

The information set forth in Item 2.01 under the heading “Completion of Merger” is incorporated herein by reference.

MMR Convertible Securities

Prior to the Merger, MMR had the following convertible securities outstanding that were convertible into shares of MMR common stock: $67,832,000 aggregate principal amount of 5 1/4% Notes; $200,000,000 aggregate principal amount of 4% Notes; 12,082 shares of 8.0% convertible perpetual preferred stock (“8.00% Preferred Stock”), liquidation preference $1,000 per share; 200,000 shares of 5.75% convertible perpetual preferred stock, Series 1 (“5.75% Preferred Stock, Series 1”), liquidation preference $1,000 per share; and 500,000 shares of 5.75% Preferred Stock, Series 2.

Holders of convertible securities who converted their convertible securities into MMR common stock prior to the Effective Time received the Merger Consideration in exchange for such shares of MMR common stock. The convertible securities that were owned by FCX and its subsidiaries immediately prior to the Effective Time (consisting of all of the outstanding shares of the 5.75% Preferred Stock, Series 2) were cancelled and ceased to exist at the Effective Time, and no consideration was delivered to FCX in exchange therefor.

The Merger constituted a “change of control” under the indentures governing the 4% Notes and the 5 1/4% Notes (collectively referred to herein as the “Convertible Notes”) . As a result, each holder of outstanding Convertible Notes may require MMR to repurchase such notes for cash at 100% of the principal amount, plus accrued and unpaid interest. MMR intends to mail a notice (a “Change of Control Notice”) to each holder of a Convertible Note on June 4, 2013, that will include an offer by MMR to repurchase the Convertible Notes. All Convertible Notes tendered during the change of control offer will be repurchased by MMR on the date that is 45 days from the date that the Change of Control Notice is delivered to holders (the “Change of Control Purchase Date”), which would be July 19, 2013. Any Convertible Notes not tendered for repurchase will continue to accrue interest in accordance with their terms, and will be convertible into the kind and amount of Merger Consideration receivable upon the Merger by a holder of the number of shares of MMR common stock that would have been issuable upon conversion of such Convertible Notes immediately prior to the Merger.

With respect to the 4% Notes, from, and including, the Effective Date through the business day preceding the Change of Control Purchase Date (or from, and including, June 3, 2013 through July 18, 2013), holders may convert such notes at an increased, or “make-whole,” conversion rate of 70.9080 shares of MMR common stock per $1,000 aggregate principal amount of the 4% Notes (or a make-whole conversion price of $14.1028) as provided in the indenture governing such notes.

The Merger constituted a “fundamental change” under the certificates of designations governing the 8.00% Preferred Stock and the 5.75% Preferred Stock, Series 1 (collectively referred to herein as the “Preferred Stock”). As a result, the conversion rate applicable to each share of Preferred Stock that is surrendered for conversion in accordance with the applicable provisions of the certificates of designations during the fundamental change period (beginning on the Effective Date and extending until the close of business on July 9, 2013 (the 25th trading day immediately following the Effective Date)), shall be increased by a number of additional shares equal to the make whole conversion rate adjustment, equivalent to 2.2086 additional shares of MMR common stock per share of 8.00% Preferred Stock or 5.8881 additional shares of MMR common stock per share of 5.75% Preferred Stock, Series 1. Accordingly, during the fundamental change period, (i) the adjusted conversion rate of the 8.00% Preferred Stock is 148.3540 and the adjusted conversion price of the 8.00% Preferred Stock is $6.7406 and (ii) the adjusted conversion rate of the 5.75% Preferred Stock, Series 1 is 68.3881 and the adjusted conversion price of the 5.75% Preferred Stock, Series 1 is $14.6224. After the fundamental change period ends at the close of business on July 9, 2013, (i) the conversion rate of the 8.00% Preferred Stock will be 146.1454 and the conversion price of the 8.00% Preferred Stock will be $6.8425 and (ii) the conversion rate of the 5.75% Preferred Stock, Series 1 will be 62.5000 and the conversion price of the 5.75% Preferred Stock, Series 1 will be $16.0000.

MMR Equity Awards

Pursuant to the terms of the applicable award agreement, the vesting of all outstanding MMR stock options granted prior to December 5, 2012 accelerated at the Effective Time unless acceleration of vesting was waived. Pursuant to the terms of the Merger Agreement, each outstanding and unexercised MMR stock option as of the Effective Time converted into a stock option relating to shares of FCX common stock on the same terms and conditions as the MMR stock option immediately prior to the Effective Time, adjusted to reflect the exchange ratio between the trading price of MMR common stock and FCX common stock, in each case for the five trading days immediately preceding June 3, 2013. Pursuant to the terms of the applicable award agreement, the vesting of all outstanding restricted stock units (“RSUs”) relating to shares of MMR common stock accelerated at the Effective Time and converted into the right to receive merger consideration unless acceleration of vesting was waived. However, each previously deferred award of RSUs of MMR as of the Effective Time converted into an RSU relating to FCX common stock, adjusted to reflect the exchange ratio between the trading price of MMR common stock and FCX common stock, with each adjusted FCX RSU subject to the same terms and conditions as the MMR RSU prior to the Effective Time. Each other equity-based right, whether contingent or accrued, to receive shares of MMR common stock (or cash based on the value of a number of shares granted under a MMR deferred compensation plan outstanding immediately prior to the Effective Time), other than options or RSUs outstanding as of the Effective Time converted into the right to receive (or to be credited with) such number of shares of, or other payments based on, FCX common stock, adjusted to reflect the exchange ratio between the trading price of MMR common stock and FCX common stock, in each case for the five trading days immediately preceding June 3, 2013, and subject to the same terms and conditions as the MMR award prior to the Effective Time. Notwithstanding the foregoing, concurrently with the execution of the Merger Agreement, Messrs. Moffett and Adkerson and Mses. Parmelee and Quirk each waived his or her contractual right to accelerated vesting as a result of the Merger.

Item 5.01 Changes in Control of Registrant.

As a result of the Merger, a change of control of MMR occurred on June 3, 2013. MMR is the surviving entity of the Merger and is a wholly owned subsidiary of FCX.

FCX’s source of funds for the Merger Consideration includes a term loan, entered into on February 14, 2013, and proceeds from the issuance of $6.5 billion of senior unsecured notes on March 7, 2013.

The information in Item 1.01, Item 2.01 and Item 3.03 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 3, 2013, the MMR stockholders approved the proposed amendment to Article X section (k) of the amended and restated certificate of incorporation of MMR to exclude FCX from the definition of “Interested Stockholder,” solely for the purposes of the transactions contemplated by the Merger Agreement, and to delete an erroneous reference to Article IX and replace it with the correct reference to Article VII. On June 3, 2013, the amendment to the amended and restated certificate of incorporation became effective.

The description of the terms of the amendment to the MMR amended and restated certificate of incorporation contained in this Item 5.03 does not purport to be complete and is qualified in its entirety by reference to the amendment, which is filed as Exhibit 3.1 hereto.

Item 8.01 Other Events.

On June 3, 2013, FCX and MMR issued: (1) a joint press release announcing the results of the MMR special meeting; and (2) a joint press release in connection with the completion of the Merger. A copy of each of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McMoRan Exploration Co.

By: /s/ Nancy D. Parmelee
Nancy D. Parmelee
Senior Vice President, Chief Financial Officer and Secretary
(authorized signatory and Principal Financial Officer)
Date: June 4, 2013

McMoRan Exploration Co.

Exhibit Index

Exhibit No.
2.1	Agreement and Plan of Merger, dated as of December 5, 2012, by and among McMoRan Exploration Co., Freeport-McMoRan Copper & Gold Inc. and INAVN Corp. (schedules and exhibits omitted pursuant to 601(b)(2) of Regulation S-K), incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by MMR with the SEC on December 7, 2012.

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of McMoRan Exploration Co., dated as of June 3, 2013.

4.1	Second Supplemental Indenture dated as of June 3, 2013 by and among McMoRan Exploration Co., Freeport-McMoRan Copper & Gold Inc., as Parent Guarantor, and The Bank of New York Mellon, as trustee (relating to the 11.875% Senior Notes due 2014).

4.2	First Supplemental Indenture dated as of June 3, 2013 by and among McMoRan Exploration Co. and U.S. Bank National Association, as trustee (relating to the 4% Convertible Senior Notes due 2017).

4.3	First Supplemental Indenture dated as of June 3, 2013 between McMoRan Exploration Co. and The Bank of New York Mellon Trust Company, N.A., as trustee (relating to the 5 1/4% Convertible Senior Notes due 2013).

99.1	Joint press release of Freeport-McMoRan Copper & Gold Inc. and McMoRan Exploration Co. dated June 3, 2013 (relating to the results of the MMR special meeting).

99.2	Joint press release of Freeport-McMoRan Copper & Gold Inc. and McMoRan Exploration Co. dated June 3, 2013 (relating to the completion of the merger).